CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Luis Goyzueta, Chief Executive Officer, and Gustavo Goyzueta, Chief Financial Officer, of Pure Biofuels Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.            The annual report on Form 10-KSB of Pure Biofuels Corp. for the year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pure Biofuels Corp.

Dated: April 13, 2007

/s/ Luis Goyzueta

Luis Goyzueta

Chief Executive Officer

(Principal Executive Officer)

/s/ Gustavo Goyueta

Gustavo Goyzueta

Chief Financial Officer

(Principal Financial

Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pure Biofuels Corp. and will be retained by Pure Biofuels Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

CW1100138.1